CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1/A of our report dated December 9, 2020, relating to the consolidated financial statements of Flora Growth Corp., which are part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ DAVIDSON & COMPANY LLP
Vancouver, Canada	Chartered Professional Accountants

March 1, 2021